As Amended as of August 25, 1989;
		  February 22, 1991 (effective July 1, 1991); and
			    May 21, 1993 (effective June 1, 1993)


			    BY-LAWS

			       OF

		       A.G. EDWARDS, INC.

		      ____________________

			   ARTICLE I

			    OFFICES


     Section 1. Principal Office. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

			   ARTICLE II

			  STOCKHOLDERS

     Section 1. Annual Meetings. Annual meetings of stockholders shall be held on such day, at such time and at such place as may be fixed from time to time by a resolution or resolutions of the Board of Directors, for the purpose of the election of directors by a plurality vote, and to transact such other business as may be properly brought before the meeting.

     Section 2. Notice of Annual Meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the day of the meeting.

     Section 3. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every election of directors, a complete list of stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 4. Call of Special Meeting. Special meetings of the stockholders, for any purpose or purposes, may be called by the President or Chairman of the Board of Directors and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. This Section may not be amended or repealed without the approval of 70% of the outstanding shares of the Corporation.

     Section 5. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the date fixed for the meeting.

     Section 6. Transactions at Special Meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

     Section 7. Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to a vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8. Voting at Meetings of Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 9. Vote in Person or by Proxy. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any meeting of the stockholders which has been transferred on the books of the Corporation within 20 days next preceding such meeting.

     Section 10. Consent of Stockholders in Lieu of Meeting. No action required to be taken or which may be taken at the annual or any special meeting of stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

			  ARTICLE III

			   DIRECTORS

     Section 1. Number, Election, Tenure and Qualifications. The Board of Directors shall be comprised of not less than three nor more than fifteen members. The Board of Directors shall be divided into three classes, with the term of office in one class expiring each year. Within such limits, the number of directors shall be fixed from time to time by resolutions adopted by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing and except as otherwise provided by law, whenever the Corporation shall have one or more series of Preferred Stock outstanding, and the holders of any said series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders, the successors of the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Section 2. Vacancies and Newly Created Directorships. Any vacancies on the Board of Directors for any reason, and the newly created directorships resulting from any increase in the number of directors, shall be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

     Section 3. Power to Manage Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 4. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. Organization Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of such stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by such stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board, but not less often than annually.

     Section 7. Special Meetings. Special meetings of the Board may be called by the President or Chairman of The Board of Directors on one days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President, Chairman of the Board of Directors or Secretary in like manner and on like notice on the written request of three directors.

     Section 8. Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 10. Executive Committee. There shall be an Executive Committee comprised of one or more directors, the number and selection of the directors to serve on such Committee to be determined from time to time by resolution of the Board of Directors. The Executive Committee shall meet when necessary and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, at any time when the Board of Directors is not in session, without limitation, including the power and authority to authorize the issuance of capital stock of this Corporation, except the Executive Committee shall not have the authority to exercise the power of the Board of Directors with respect to any matters specifically prohibited under Delaware law.

     Section 11. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, and to the extent allowed under Delaware law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. If the resolution of the Board of Directors expressly so provides, and unless these By-laws or the Corporation's Certificate of Incorporation otherwise provides, the committee shall have the power and authority to declare a dividend and to authorize the issuance or reservation of capital stock of the Corporation. In addition, the Board of Directors may, by resolution, establish such advisory committees as it deems necessary or desirable and appoint as members of such committees either directors or nondirectors. Such advisory committees shall be advisory only and shall have no power to bind the Board of Directors.

     Section 12. Executive Committee Quorum. At all meetings of the Executive Committee, a majority of the members shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the whole committee. If a quorum shall not be present at any meeting of the Executive Committee, the members present thereat may adjoin the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 13. Committee Minutes. Each committee designated pursuant to the Certificate of Incorporation, or these By-Laws, shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 14. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

     Section 15. Nomination of Directors and Proposed Business. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for election to the Board of Directors and proposals for business to be brought before any stockholder meeting may be made by the Board of Directors, or a committee designated by the Board of Directors, or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote in the election of directors. Any stockholder may nominate one or more persons for election as directors, or propose business to be brought before a stockholder meeting, only if such stockholder has given notice of intent to make such nomination or nominations, or propose such business, by delivering written notice of such intent to the Secretary of the Corporation not less than sixty
(60) nor more than ninety (90) days prior to the meeting; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which the notice of such meeting was mailed or such public disclosure was made. Any such notice shall contain the following information:

	       a. the name and address of the stockholder who intends to make the nominations or propose the business;

	       b. the name and address of the person or persons to be nominated;

	       c. a written statement from any proposed nominee for director that the person consents to be named as a nominee and to serve as director of the Corporation if elected;

	       d. a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and whether the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons or propose the business specified in the notice;

	       e. a description of all arrangements or understandings, if any, between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination or nominations are to be made by the stockholder; and

	       f. such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed; or intends to be proposed, by the Board of Directors, and

     The Chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with this Section.

     The requirements of this Section are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Corporation's proxy statement for any meeting.

			   ARTICLE IV

			    NOTICES

     Section 1. Notice to Stockholders. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

     Section 2. Notice to Directors. Notices to directors may be oral or written, and if in writing must be delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice may also be given by telegram or by telephone.

     Section 3. Written Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

			   ARTICLE V

			    OFFICERS

     Section 1. Officers Shall be Chosen by Directors. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman of the Board of Directors, Executive Vice Presidents, Senior Vice Presidents, Corporate Vice Presidents and Vice Presidents and one or more Associate Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may elect or appoint other officers who shall have such authority and perform such duties as may be prescribed by the Board of Directors. Two or more offices may be held by the same person, except that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.

     Section 2. Election at Directors' Organization Meeting. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chairman of the Board of Directors, a President, a Secretary and a Treasurer and the Board of Directors may, in its discretion, choose such other officers as it deems appropriate.

     Section 3. Appointment of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by tile Board of Directors.

     Section 5. Tenure; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the members of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 6. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 7. Vice-Chairman of the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall perform the duties and exercise the powers of the Chairman of the Board of Directors. In the absence or disability of the President, in the event that the Board of Directors or the Chairman of the Board of Directors shall not have specifically designated any Executive Vice President, Senior Vice President, Corporate Vice President or Vice President to perform the duties and exercise the powers of the President as provided in this Article , the Vice Chairman of the Board of Directors shall perform the duties and exercise the powers of President. The Vice Chairman of the Board of Directors shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Vice Chairman of the Board of Directors may sign and execute contracts and other documents pertaining to the regular course of his duties.

     Section 8. President. The President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. The President may sign and execute contracts and other documents pertaining to the regular course of his duties.

     Section 9. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 10. Assistant Secretaries. An Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board of Directors may from time to time prescribe.

     Section 11. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 12. Assistant Treasurer. An Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board of Directors may from time to time prescribe.

			   ARTICLE VI

			 CAPITAL STOCK

     Section 1. Certificate of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any or all of the foregoing signatures may be by a facsimile.

     Section 2. Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal repre sentative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     Section 3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, subject to the provisions of the Certificate of Incorporation, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Fixing Record Date. The Board of Directors may fix in advance a date not exceeding 60 nor less than 10 days preceding the date of any meeting of stockholders, and not exceeding 60 days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


			  ARTICLE VII

			INDEMNIFICATION


     Section 1. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative or spouse, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to, or with respect to (in the case of a legal representative or spouse), a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 1(b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1(a) or otherwise. Such right shall survive any amendment or repeal of this Article with respect to expenses incurred in connection with claims, regardless of when such claims are brought, arising out of acts or omissions occurring prior to such amendment or repeal. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

	  (b) If a claim under Section 1(a) of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant (or, in the case of a legal representative or spouse, the person with respect to whom the claimant is seeking indemnification) has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant (or, in the case of a legal representative or spouse, the person with respect to whom the claimant is seeking indemnification) for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he (or, in the case of a legal representative or spouse, the person with respect to whom the claimant is seeking indemnification) has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant (or, in the case of a legal representative or spouse, the person with respect to whom the claimant is seeking indemnification) has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant (or, in the case of a legal representative or spouse, the person with respect to whom the claimant is seeking indemnification) has not met the applicable standard of conduct.

	  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

	  (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent (or any legal representative or spouse of any of the foregoing) of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.


			  ARTICLE VIII

		       GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the amount in which it was created.

     Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, without regard to class or series, a full and clear statement of the business and condition of the Corporation.

     Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. Fiscal Year. The fiscal year of the Corporation shall be the year ending on the last day of February.

     Section 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.